Exhibit 99.1

NEWS RELEASE
     (a) FOR IMMEDIATE RELEASE
Investor Relations Contact:
 Quintin V. Kneen
 Vice President — Finance and Investor Relations
 (281) 878-5612
 quintin.kneen@grantprideco.com
GRANT PRIDECO REPORTS EPS OF $0.96 PER SHARE
ON A 20% REVENUE INCREASE
     HOUSTON, TEXAS, October 24, 2007 — Grant Prideco, Inc. (NYSE:GRP) today announced results for its 2007 third quarter. Net income was $124.2 million ($0.96 per diluted share) on a 20% increase in revenues to $539.9 million. These results compare to net income of $126.5 million ($0.95 per diluted share), which included a $20.0 million license and royalty fee ($0.10 per diluted share after tax) on revenues of $451.3 million in last year’s third quarter.
     “We are pleased to again report record quarterly revenues and strong operating income, led by a 43% growth in revenues from our Drilling Products segment over the same period last year,” commented Michael McShane, Chairman, President and CEO of Grant Prideco. “Our ReedHycalog segment also reported strong revenue growth, up 16% over the same period last year. That growth was led by our Andergauge drilling tool product line, which was acquired in the fourth quarter of last year, and which has shown 32% proforma revenue growth since the acquisition.”
     Consolidated revenues increased by $88.5 million, or 20%, compared to last year’s third quarter, while consolidated operating income margins decreased to 29.3% from 35.5% (31.1% excluding a $20.0 million license and royalty fee in 2006) for the same period last year. Excluding the license and royalty fee, operating income margins decreased as a result of manufacturing inefficiencies and other expenses related to the consolidation and relocation of four ReedHycalog facilities to a new headquarters in Conroe, Texas, totaling approximately $14 million.

     Other Items
     Interest expense decreased by $1.5 million compared to last year’s third quarter as a result of capitalizing interest related to several large capital improvement projects the Company has in progress and other income improved to $0.9 million due to interest earned on the Company’s cash and investment balances. Equity income from the Company’s investment in Voest-Alpine Tubulars decreased by $2.3 million.
     The Company’s effective tax rate was 29.8% for the third quarter of 2007, flat with the 29.9% rate for last year’s third quarter and in line with prior guidance.
     SEGMENT RESULTS
     Drilling Products and Services
     Revenues for the Drilling Products and Services segment were a record $305.9 million during the quarter, representing a 43% increase over last year’s third quarter. Operating income increased by 49% to $117.9 million and operating income margins increased to 39% from 37% in last year’s third quarter. Drill pipe footage sold increased by 25% and the average sales price per foot increased by 25% compared to last year’s third quarter. These results reflect increased volumes, improved pricing and a richer product mix as this segment benefited from strong product demand and capacity additions completed since last year. These results also reflect lower tool joint sales of $13.5 million due to the Company shifting sales from third-party customers to internal use. This segment’s backlog was $933.2 million at September 30, 2007.
     ReedHycalog
     Revenues for the ReedHycalog segment increased by 16% to $149.1 million primarily due to incremental revenues related to the Andergauge acquisition in October 2006 along with growth in its international markets. Operating income for ReedHycalog was $35.2 million compared to $66.4 million in last year’s third quarter, which included a $20.0 million license and royalty fee. Operating income was also negatively impacted by approximately $14 million of manufacturing cost inefficiencies during the phase-out of production at four of its existing facilities and the startup of its new Conroe facility, an inventory valuation adjustment for PDC cutters transferred from its Provo facility and direct costs associated with moving equipment into the new Conroe facility.
     Tubular Technology and Services
     Revenues for the Tubular Technology and Services segment decreased by 22% to $84.1 million. Operating income decreased by 26% to $21.1 million, however, operating income margins decreased only slightly to 25% from 26% in last year’s third quarter reflecting a more favorable product mix partially offsetting the decline in activity. Revenues and operating income are down primarily due to a continued destocking of distributor inventories due to softer Gulf of Mexico activity.

     Corporate and Other
     Corporate and Other operating loss for the third quarter of 2007 increased by $2.5 million year-over-year primarily due to increased Corporate legal costs related to patent litigation.
     OUTLOOK
     “Looking forward to the fourth quarter, we are expecting revenues to improve at all three of our divisions,” commented Michael McShane. “While we will incur some further manufacturing inefficiencies and relocation expenses as we complete the ReedHycalog manufacturing consolidation, we expect fourth quarter earnings to improve to the range of $1.09 to $1.11 per diluted share.”
     Grant Prideco (http://www.grantprideco.com), headquartered in Houston, Texas, is the world leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit and specialty tools, manufacturing, sales and service; and a leading provider of high-performance engineered connections and premium tubular products and services.
     Conference Call
     Grant Prideco’s conference call to discuss third quarter financial results is scheduled for Thursday, October 25, 2007 at 8:30 a.m. EDT, (7:30 a.m. CDT, 5:30 a.m. PDT) and is accessible by dialing (800) 374-1805. For further information on the call or the webcast, please visit the Company’s website at www.grantprideco.com or see the Company’s press release announcing the earnings conference call dated September 27, 2007.
     To the extent not provided in the call, reconciliations of any non-GAAP financial measures discussed in the call will be available on the Investor Relations page of Grant Prideco’s website.
This press release contains, and statements made during our conference call relating to this press release may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco’s prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco’s products, expectations for modestly improving demand for our drill stem products, increased competition in the Company’s premium connection markets, expectations relating to Grant Prideco’s ability to maintain and increase pricing in its various product lines, expectations that we will be able to pass through raw material price increases to our customers, foreign currency issues and unexpected changes in exchange rates, impact of geo-political and other events affecting international markets and trade, Grant Prideco’s ability to remain on the leading edge of technology in its products and successfully introduce and integrate new products and processes, the impact of international and domestic trade laws, unforeseen or unexpected litigation or claims, manufacturing difficulties and disruptions, and Grant Prideco’s assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco’s forward-looking statements. These results should be considered preliminary until the Company files its Form 10-Q with the Securities and Exchange Commission.

GRANT PRIDECO, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)
Income:
Revenues	$539,865	$451,349	$1,558,506	$1,297,558
License and royalty income	—	20,000	—	20,000

	539,865	471,349	1,558,506	1,317,558

Operating Expenses:
Cost of sales	296,861	239,486	814,944	695,380
Sales and marketing	45,226	38,803	136,237	112,088
General and administrative	29,574	23,613	96,433	79,943
Research and engineering	9,940	9,006	30,717	25,263

	381,601	310,908	1,078,331	912,674

Operating Income	158,264	160,441	480,175	404,884
Interest Expense	(2,209)	(3,687)	(11,337)	(11,105)
Other Income (Expense), Net	935	121	(864)	(1,726)
Equity Income in Unconsolidated Affiliate	24,290	26,619	98,929	91,280

Income Before Income Taxes and Minority Interests	181,280	183,494	566,903	483,333
Income Tax Provision	(54,048)	(54,865)	(168,669)	(150,922)

Income Before Minority Interests	127,232	128,629	398,234	332,411
Minority Interests	(2,993)	(2,157)	(7,494)	(7,922)

Net Income	$124,239	$126,472	$390,740	$324,489

Basic Net Income Per Share	$0.97	$0.97	$3.04	$2.47
Basic Weighted Average Shares Outstanding	128,585	130,606	128,365	131,158

Diluted Net Income Per Share	$0.96	$0.95	$3.00	$2.43
Diluted Weighted Average Shares Outstanding	129,818	132,649	130,154	133,378

Cash Flow Data:
Depreciation and amortization	$15,063	$11,988	$44,916	$36,014
Cash provided by operating activities	105,474	78,575	375,136	265,028
Cash provided by (used in) investing activities	58,833	19,044	(90,509)	(69,381)
Cash used in financing activities	(36,531)	(85,703)	(103,388)	(125,718)
Capital expenditures (a)	27,475	36,104	91,931	64,472

	September 30,	December 31,
	2007	2006
	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$240,395	$57,344
Total assets	2,342,305	2,022,067
Total debt	206,542	245,852
Total liabilities	632,323	659,184
Stockholders’ equity	1,709,982	1,362,883

Backlog at Period End (Unaudited)	$1,020,792	$1,181,952

(a)	Capital expenditures for property, plant and equipment excludes acquisition of businesses.

GRANT PRIDECO, INC.
SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)
Revenues:
Drilling Products and Services	$305,892	$214,375	$864,605	$622,220
ReedHycalog	149,115	128,001	449,364	361,031
Tubular Technology and Services	84,140	108,170	238,514	313,229
Corporate and Other	718	803	6,023	1,078

	$539,865	$451,349	$1,558,506	$1,297,558

Operating Income (Loss):
Drilling Products and Services	$117,894	$78,910	$346,976	$222,671
ReedHycalog	35,185	66,386	127,809	142,758
Tubular Technology and Services	21,111	28,523	55,157	89,003
Corporate and Other	(15,926)	(13,378)	(49,767)	(49,548)

	$158,264	$160,441	$480,175	$404,884

Depreciation and Amortization:
Drilling Products and Services	$3,908	$3,349	$11,148	$9,926
ReedHycalog	6,895	4,397	20,427	12,478
Tubular Technology and Services	2,280	2,518	7,279	8,680
Corporate and Other	1,980	1,724	6,062	4,930

	$15,063	$11,988	$44,916	$36,014

Capital Expenditures for Property, Plant and Equipment:
Drilling Products and Services	$6,558	$7,471	$26,195	$19,485
ReedHycalog	13,281	6,459	39,743	14,268
Tubular Technology and Services	430	5,914	1,477	10,178
Corporate and Other	7,206	16,260	24,516	20,541

	$27,475	$36,104	$91,931	$64,472

##

GRANT PRIDECO, INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(Unaudited)
Income:
Revenues	$539,865	$451,349	$1,558,506	$1,297,558
License and royalty income	—	20,000	—	20,000

	539,865	471,349	1,558,506	1,317,558
Operating Expenses:
Cost of sales	296,861	239,486	814,944	695,380
Sales and marketing	45,226	38,803	136,237	112,088
General and administrative	29,574	23,613	96,433	79,943
Research and engineering	9,940	9,006	30,717	25,263

	381,601	310,908	1,078,331	912,674

Operating Income	158,264	160,441	480,175	404,884
Interest Expense	(2,209)	(3,687)	(11,337)	(11,105)
Other Income (Expense), Net	935	121	(864)	(1,726)
Equity Income in Unconsolidated Affiliate	24,290	26,619	98,929	91,280

Income Before Income Taxes and Minority Interests	181,280	183,494	566,903	483,333
Income Tax Provision	(54,048)	(54,865)	(168,669)	(150,922)

Income Before Minority Interests	127,232	128,629	398,234	332,411
Minority Interests	(2,993)	(2,157)	(7,494)	(7,922)

Net Income	$124,239	$126,472	$390,740	$324,489

Basic Net Income Per Share	$0.97	$0.97	$3.04	$2.47
Basic Weighted Average Shares Outstanding	128,585	130,606	128,365	131,158
Diluted Net Income Per Share	$0.96	$0.95	$3.00	$2.43
Diluted Weighted Average Shares Outstanding	129,818	132,649	130,154	133,378

Cash Flow Data:
Depreciation and amortization	$15,063	$11,988	$44,916	$36,014
Cash provided by operating activities	105,474	78,575	375,136	265,028
Cash provided by (used in) investing activities	58,833	19,044	(90,509)	(69,381)
Cash used in financing activities	(36,531)	(85,703)	(103,388)	(125,718)
Capital expenditures (a)	27,475	36,104	91,931	64,472

	September 30,	December 31,
	2007	2006
Balance Sheet Data:	(Unaudited)
Cash and cash equivalents	$240,395	$57,344
Total assets	2,342,305	2,022,067
Total debt	206,542	245,852
Total liabilities	632,323	659,184
Stockholders’ equity	1,709,982	1,362,883
Backlog at Period End (Unaudited)	$1,020,792	$1,181,952

(a)	Capital expenditures for property, plant and equipment excludes acquisition of businesses.

GRANT PRIDECO, INC.
SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
(In thousands)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
													9/30/07
	2007	2006					2007	2006					QTR Squeeze
				(Unaudited)							% Rev	% Rev		✓
Revenues:			$ Change	% Change	2007	2006			$ Change	% Change	2007	2006	Q2-07
Drilling Products and Services	$305,892	$214,375	$91,517	43%	57%	47%	$864,605	$622,220	$242,385	39%	55.5%	48.0%	$558,713	✓
ReedHycalog	149,115	128,001	21,114	16%	28%	28%	449,364	361,031	88,333	24%	28.8%	27.8%	300,249	✓
Tubular Technology and Services	84,140	108,170	(24,030)	(22%)	16%	24%	238,514	313,229	(74,715)	-24%	15.3%	24.1%	154,374	✓
Corporate and Other	718	803	(85)	-11%	0%	0%	6,023	1,078	4,945	459%	0.4%	0.1%	5,305	✓

	$539,865	$451,349	$88,516	20%	100%	100%	$1,558,506	$1,297,558	$260,948	20%	100.0%	100.0%	$1,018,641	✓

Operating Income (Loss):
Drilling Products and Services	$117,894	$78,910	38,984	49.4%	38.5%	36.8%	$346,976	$222,671	124,305	56%	40.1%	35.8%	$229,082	✓
ReedHycalog	35,185	66,386	(31,201)	-47.0%	23.6%	51.9%	127,809	142,758	(14,949)	-10%	28.4%	39.5%	$92,624	✓
Tubular Technology and Services	21,111	28,523	(7,412)	-26.0%	25.1%	26.4%	55,157	89,003	(33,846)	-38%	23.1%	28.4%	$34,046	✓
Corporate and Other	(15,926)	(13,378)	(2,548)	19.0%	-2218.1%	-1666.0%	(49,767)	(49,548)	(219)	0%	-826.3%	-4596.3%	$(33,841)	✓

	$158,264	$160,441	$(2,177)	-1.4%	29.3%	35.5%	$480,175	$404,884	$75,291	19%	30.8%	31.2%	$321,911	✓

Depreciation and Amortization:
Drilling Products and Services	$3,908	$3,349	559	17%			$11,148	$9,926	1,222	12%			$7,240	✓
ReedHycalog	6,895	4,397	2,498	57%			20,427	12,478	7,949	64%			13,532	✓
Tubular Technology and Services	2,280	2,518	(238)	-9%			7,279	8,680	(1,401)	-16%			4,999	✓
Corporate and Other	1,980	1,724	256	15%			6,062	4,930	1,132	23%			4,082	✓

	$15,063	$11,988	$3,075	26%			$44,916	$36,014	$8,902	25%			$29,853	✓

Capital Expenditures for Property, Plant and Equipment:
Drilling Products and Services	$6,558	$7,471	$(913)	-12%			$26,195	$19,485	6,710	34%			$19,637	✓
ReedHycalog	13,281	6,459	6,822	106%			39,743	14,268	25,475	179%			26,462	✓
Tubular Technology and Services	430	5,914	(5,484)	-93%			1,477	10,178	(8,701)	-85%			1,047	✓
Corporate and Other	7,206	16,260	(9,054)	-56%			24,516	20,541	3,975	19%			17,310	✓

	$27,475	$36,104	$(8,629)	-24%			$91,931	$64,472	$27,459	43%			$64,456	✓

GRANT PRIDECO, INC.
NON-GAAP FINANCIAL MEASURE AND RECONCILIATION
ADJUSTED REVENUES COMPARISON
(Unaudited)

	Three Months Ended
	June 30,			$	%
	2006		2007	Change	Change
	(in 000's)
	(Pro forma)
ReedHycalog Reported Revenues	$116,240		$126,315	$10,075	9%
Andergauge Revenues	17,161	(1)	22,029	4,868	28%

Adjusted Revenues	$133,401		$148,344	$14,943	11%

(1)	The Company is disclosing 2006 pro forma revenues to include Andergauge revenues for the three months ended June 30, 2006, which was prior to the Company’s acquisition of Andergauge in October 2006, in order to provide a more meaningful revenue comparison year-over-year. The three months ended June 30, 2006 adjusted revenues are a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP measures.